AMENDMENT TO RECOURSE FACTORING AND SECURITY AGREEMENT

This document hereby amends the recourse factoring and security agreement dated **May 29, 2020** by and between **UNIQUE LOGISTICS INTERNATIONAL (NYC) LLC** ("Seller"), a Delaware Limited Liability Company and **COREFUND CAPITAL, LLC** ("Purchaser") to increase credit line:

Specific Terms

Credit Line – $25 Million

This amendment is effective **November 2, 2020**, all other terms and conditions that are not hereby amended are to remain in full force and effect.

Seller: **UNIQUE LOGISTICS INTERNATIONAL (NYC) LLC**

DocuSigned by:
Sunandan Ray
6C33FC8170F24C5...

Name: ______________________

Title: CEO

Date: 11/2/2020

Purchaser: **COREFUND CAPITAL, LLC**

DocuSigned by:
Bonnie Castillo
B96C491DE65943F...

Name: ______________________

Title: President

Date: 11/2/2020